Exhibit 10.01

GUILFORD PHARMACEUTICALS INC.

COMPENSATION PLAN FOR OUTSIDE DIRECTORS

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1. DEFINITIONS

               To the extent any capitalized words used in this Plan are not defined, they shall have the definitions stated for them in the Guilford Pharmaceuticals Inc. 2002 Stock Award and Incentive Plan

1.1	“Board of Directors” or “Board” means the Board of Directors of the Company.

1.2	“Chairman of the Board” means that member of the Board of Directors designated by the Board of Directors to be the Chairman.

1.3	“Committee” means the committee comprised of certain designated members of the Company’s management, which administers the Plan.

1.4	“Common Stock” means the common stock, par value $0.01 per share, of the Company.

1.5	“Company” means Guilford Pharmaceuticals Inc., a Delaware corporation, or any successor thereto.

1.6	“Eligible Director” for each Plan Year means a member of the Board of Directors who is not an employee of the Company or any Subsidiary and who qualifies as Independent.

1.7	“Fair Market Value” means the closing price of a share of Common Stock reported on the NASDAQ National Market (“NASDAQ”) on the date Fair Market Value is being determined, provided that if there is no closing price reported on such date, the Fair Market Value of a share of Common Stock on such date shall be deemed equal to the closing price as reported by NASDAQ for the last preceding date on which sales of shares of Common Stock were reported. Notwithstanding the foregoing, in the event that the shares of Common Stock are listed upon more than one established stock exchange, “Fair Market Value” means the closing price of the shares of Common Stock reported on the exchange that trades the largest volume of shares of Common Stock on the date Fair Market Value is being determined. If the Common Stock is not at the time listed or admitted to trading on a stock exchange, Fair Market Value means the mean between the lowest reported bid price and highest reported asked price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of Common Stock in such market. If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, Fair Market Value shall be as determined in good faith by the Board.

1.8	“Independent” shall have the meaning it is given under applicable NASDAQ National Market rules, as amended from time to time.

1.9	“Lead Director” means the Director designated by the Independent members of the Board of Directors to be their lead director. If the Chairman of the Board is Independent, then there shall not be a Lead Director.

1.10	“Payment Period” means each fiscal quarter of the Company.

1.11	“Plan” means the Guilford Pharmaceuticals Inc. Compensation Plan for Outside Directors as set forth herein and as amended from time to time.

1.12	“Plan Year” means each fiscal year of the Company.

1.13	“Stock Unit” means a Stock Unit granted pursuant to the Guilford Pharmaceuticals Inc. 2002 Stock Award and Incentive Plan.

1.14	“Stock Unit Agreement” means the written agreement between the Company and the Eligible Director that evidences and sets out the terms and conditions of the Stock Unit.

1.15	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended.

2.	PURPOSE

               The purpose of the Plan is to provide reasonable compensation for Eligible Directors and to increase their equity holdings in the Company so that the financial interests of the Eligible Directors shall be more closely aligned with the financial interests of the Company’s stockholders.

3.	SHARES SUBJECT TO THE PLAN

               The shares of Common Stock issuable under the Plan shall be issued pursuant to the Guilford Pharmaceuticals Inc. 2002 Stock Award and Incentive Plan.

4.	DIRECTOR FEES

4.1.	Annual Retainer

               Each Eligible Director shall be entitled to an annual fee as a retainer (the “Annual Director Fee”), which is equal in value to twenty-four thousand dollars ($24,000), and shall be paid in equal quarterly installments. The Annual Director

Fee shall be provided in the form of Stock Units for shares of Stock having a Fair Market Value equal to the Annual Director Fee determined on the last day of each Payment Period. If an Eligible Director serves on the Board for less than a full Plan Year, such Eligible Director shall be entitled to a pro-rated portion of the Annual Director Fee based upon the portion of the Plan Year during which he or she serves as an Eligible Director. Six months after the termination of an Eligible Director’s service on the Board of Directors, a stock certificate for all shares covered by Stock Units granted to the Eligible Director shall be delivered, free of all restrictions, to the Eligible Director or the Eligible Director’s beneficiary or estate, as the case may be.

4.2.	Meeting Fees

4.2.1.	Meetings of Board

               Each Eligible Director shall be entitled to a meeting fee of $2,000 for each meeting of the Board of Directors attended in person. Each Eligible Director shall be entitled to a meeting fee of $1,000 for each meeting of the Board of Directors attended by telephone, including regular monthly telephonic update meetings, provided, however, that if a meeting attended by telephone relates to a major corporate action, as designated by the Chairman of the Board of Directors or the Lead Director, each Eligible Director shall be entitled to a meeting fee of $2,000 for such meeting attended.

4.2.2.	Meetings of Committees of Independent Directors

               Each Eligible Director who is a member of the committees of the Board of Director set forth below shall be entitled to the following meeting fee for each committee meeting attended in person or by telephone:

Audit	$1,500
Compensation	1,200
Nominatingand Governance	1,200

4.2.3.	Meetings of the Science Committee

               Each Eligible Director who is a member of the Science Committee shall be entitled to a meeting fee of $7,500 for each meeting of the Science Committee attended in person or by telephone. Fifty percent of the Science Committee meeting fee shall be paid in cash and fifty percent of the Science Committee meeting fee shall be paid in the form of Stock Units for shares of Stock. Each Stock Unit shall have a Fair Market Value equal to the Fair Market Value of the Stock on the last day of the Payment Period during which a Science Committee meeting occurs. Six months after the termination of a member of the Science Committee’s service on the Board of Directors, a stock certificate for all shares covered by Stock Units granted to the member as the Science Committee meeting fee shall be delivered, free of all restrictions, to the member or the member’s beneficiary or estate, as the case may be.

4.3.	Committee Chairman Retainers

               Each Eligible Director who is chairman of a committee of the Board shall be entitled to an annual committee chairman fee as a retainer in the following amounts (the “Annual Committee Chairman Fee”):

Audit	$7,000
Compensation	5,000
Nominating and Governance	5,000

               The Annual Committee Chairman Fee shall be provided in the form of Stock Units for shares of Stock having a Fair Market Value equal to the Annual Committee Chairman Fee determined on the last day of the Payment Period during which the annual meeting of stockholders occurs. If an Eligible Director becomes a chairman other than immediately following an annual meeting of stockholders, such Eligible Director shall be entitled to a pro-rated portion of the Annual Committee Chairman Fee based upon the period of time until the next annual meeting of stockholders and the Fair Market Value of the shares of Stock subject to the Stock Units shall be determined on the last day of the Payment Period during which the Eligible Director became a committee chairman. Six months after the termination of an Eligible Director’s service on the Board of Directors, a stock certificate for all shares covered by Stock Units granted to the Eligible Director as the Annual Committee Chairman Fee shall be delivered, free of all restrictions, to the Eligible Director or the Eligible Director’s beneficiary or estate, as the case may be.

4.4.	Lead Director Fee

               If an Eligible Director is designated the Lead Director or Chairman of the Board, then he or she shall be entitled to a fee as a retainer in the amount of $7,000 (the “Lead Director Fee”). The Annual Committee Chairman Fee shall be paid in the form of Stock Units for shares of Stock having a Fair Market Value equal to the Lead Director Fee determined on the last day of the Payment Period during which the annual meeting of stockholders occurs. If an Eligible Director serves as the Lead Director, or Chairman, as the case may be, for less than a full Plan Year, such Eligible Director shall be entitled to a pro-rated portion of the Lead Director Fee based upon the portion of the Plan Year that he or she serves as Lead Director or Chairman of the Board, and the Fair Market Value of the shares of Stock subject to the Stock Units shall be determined on the last day of the Payment Period during which the Eligible Director became the Lead Director or Chairman. Six months after the termination of an Eligible Director’s service on the Board of Directors, a stock certificate for all shares covered by Stock Units granted to the Eligible Director as the Lead Director Fee shall be delivered, free of all restrictions, to the Eligible Director or the Eligible Director’s beneficiary or estate, as the case may be.

5.	PAYMENTS IN STOCK UNITS

     Payments prescribed by this Plan that are to be made in cash may instead be made in Stock Units. If an Eligible Director want to receive the cash payments to which he or she may be entitled under the Plan in Stock Units, the Eligible Director shall inform the Committee of this election in a manner determined by the Committee (the “Stock Unit Election”), provided that, the Stock Unit Election shall (1) be made only once during each Plan Year and (2) be made with respect to all, but not less than all, of the cash payments to which an Eligible Director may be entitled to receive. Stock Units issued pursuant to this Section 5 shall have a Fair Market Value equal to the Fair Market Value of the Stock on the last day of the Payment Period for which the particular payment is being made. Six months after the termination of an Eligible Director’s service on the Board of Directors, a stock certificate for all shares covered by Stock Units granted to the Eligible Director shall be delivered, free of all restrictions, to the Eligible Director or the Eligible Director’s beneficiary or estate, as the case may be.

6.	VESTING IN STOCK UNITS

               Stock Units shall be 100% vested at all times.

7.	ADMINISTRATION

7.1.	Committee

               The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Committee. The Committee shall consist of at least two members appointed from time to time by the Compensation Committee of the Board of Directors to serve at the pleasure thereof. The initial members of the Committee shall consist of the Chief Financial Officer and the General Counsel of the Company. Any member of the Committee may resign by delivering a written resignation to the Company, and may be removed at any time by action of the Board of Directors.

7.2.	Rules for Administration

               Subject to the limitations of the Plan, the Committee may from time to time establish such rules and procedures for the administration and interpretation of the Plan and the transaction of its business as the Committee may deem necessary or appropriate. The determination of the Committee as to any disputed question relating to the administration and interpretation of the Plan shall be conclusive.

7.3.	Committee Action

               Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed from time to time by a vote at a meeting (i) in person, (ii) by telephone or other means by which all members can hear one another or (iii) in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

7.4.	Delegation

               The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

7.5.	Services

               The Committee may employ or retain agents to perform such clerical, accounting and other services as it may require in carrying out the provisions of the Plan.

7.6.	Indemnification

               The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on the Committee, other than expenses and liabilities arising from the such member’s own gross negligence or willful misconduct, as determined by the Board of Directors.

8.	AMENDMENT AND TERMINATION

               The Company, by action of the Board of Directors or the Administrative Committee, may at any time or from time to time modify or amend any or all of the provisions of the Plan, or may at any time terminate the Plan. No such action shall adversely affect the accrued rights of any Eligible Director or Science Committee member hereunder without that person’s consent thereto.

9. GENERAL PROVISIONS

9.1.	Limitation of Rights

               No Eligible Director shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

9.2.	No Rights as Stockholders

               Nothing contained in this Plan shall be construed as giving any Eligible Director or Science Committee member rights as a stockholder of the Company.

9.3.	Rights as a Non-Employee Director

               Nothing contained in this Plan shall be construed as giving any Eligible Director or Science Committee member a right to be retained in such capacity by the Company.

9.4.	Assignment, Pledge or Encumbrance

               No assignment, pledge or other encumbrance of any payments or benefits under the Plan shall be permitted or recognized and, to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same, except to the extent such assignment, pledge or other encumbrance is in favor of the Company .

9.5.	Binding Provisions

               The provisions of this Plan shall be binding upon each Eligible Director and Science Committee member, upon the Company, upon the Eligible Director’s and Science Committee member’s heirs, executors and administrators and upon the successors and assigns of the Eligible Director, the Science Committee member and the Company.

9.6.	Notices

               Any notice given by an Eligible Director or Science Committee member pursuant to the Plan shall be in writing to the Committee or to such representative thereof as may be designated by the Committee for such purpose and shall be deemed to have been made or given on the date received by the Committee or its representative.

9.7.	Governing Law

               The validity and interpretation of the Plan and of any of its provisions shall be construed under the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

9.8.	Withholding

               The Company shall have the right to deduct from the amounts distributable hereunder any federal, state or local taxes required by law to be withheld with respect to such distributions, and such additional amounts of withholding as are reasonably requested by the Eligible Director or Science Committee member.

9.9.	Effective Date

               This Plan shall be effective commencing with the calendar quarter ending September 30, 2004.